Exhibit 99.1

April 13, 2006

Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Media Relations/Public Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.net	(814) 231-4438, email: jlehtihet@c-cor.net

C-COR ANNOUNCES CONFERENCE CALL

ON THIRD QUARTER FY 2006 RESULTS

State College, PA (April 13, 2006) - C-COR Incorporated (Nasdaq: CCBL) will announce fiscal year 2006 third quarter results on Thursday, April 20, 2006, before the opening of the Market. At 9:45 AM (ET) on that date, the Company will also hold its quarterly conference call. Detailed information on fiscal year 2006 third quarter results will be provided under a separate news release, to be dated April 20, 2006. To participate in the April 20th conference call, dial 888-706-4263. International callers should use 415-537-1847. The live audio of the conference call will also be available via the Internet at C-COR’s Web site

(www.c-cor.com). To listen to the live audio, click the appropriate link under the Webcasts title bar on the Home Page of C-COR’s Web site.

If you are unable to participate on the call, a telephone replay will run between 12:00 PM (ET) on Thursday, April 20, 2006, through 12:00 PM (ET) on Friday, April 21, 2006. To access this replay, dial 800-633-8284. International callers should use

402-977-9140 for the replay. The reservation number for the telephone replay is 21289674.

The Webcast replay of the call will also be available via the Internet at C-COR’s Web site (www.c-cor.com) following the conference call. To access the Webcast replay, click the appropriate link under the Webcasts title bar on the Home Page of C-COR’s Web site. Any questions regarding the conference call should be directed to C-COR’s Investor Relations office at 814-231-4402 or 814-231-4438.